UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2022

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2022, vTv Therapeutics Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

(1)	The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s 2023 annual meeting of stockholders or until their successors are duly elected and qualified based on the following results of the voting:

Director Nominee	For	Withheld	Broker Non-Votes
John A. Fry	50,964,044	977,510	23,385,206
Chandresh Harjivan	51,270,821	670,733	23,385,206
Hersh Kozlov	51,039,529	902,025	23,385,206
Richard S. Nelson	51,152,984	788,570	23,385,206
Howard L. Weiner	51,199,130	742,424	23,385,206

(2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, was ratified based on the following results of the voting:

For	Against	Abstain
75,002,603	192,170	131,987

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Richard S. Nelson
Name:	Richard S. Nelson
Title:	Interim Chief Executive Officer

Dated: June 3, 2022